Exhibit 10.3

AMENDMENT NO. 2

Dated as of August 6, 2013

to

CREDIT AGREEMENT

Dated as of February 20, 2013

THIS AMENDMENT NO. 2 (this “Amendment”) is made as of August 6, 2013 and shall, upon satisfaction of the conditions precedent set forth in Section 2 below be effective as of the date hereof (the “Amendment No. 2 Effective Date”) by and among National General Holdings Corp. (formerly known as American Capital Acquisition Corporation), a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of February 20, 2013 by and among the Borrower, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the requisite Lenders and the Administrative Agent agree to make certain modifications to the Credit Agreement;

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1. Amendments to Credit Agreement. Effective as of the Amendment No. 2 Effective Date, the Credit Agreement is hereby amended as follows:

(a) The Credit Agreement is amended to delete each reference to “American Capital Acquisition Corporation” appearing therein and to replace each such reference with “National General Holdings Corp. (formerly known as American Capital Acquisition Corporation)”.

(b) The definition of “Change in Control” appearing in Section 1.01 of the Credit Agreement is amended to delete each reference to “65%” appearing therein and to replace each such reference with “60%”.

(c) Section 1.01 of the Credit Agreement is amended to add the following definitions thereto in the proper alphabetical order and, where applicable, replace the corresponding previously existing definitions:

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period, the London interbank offered rate as administered by the British Bankers Association (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 2.14.

“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

(d) Section 2.14(a) of the Credit Agreement is amended to (i) add the phrase “and binding” immediately following the phrase “shall be conclusive” appearing therein and (ii) add the parenthetical “(including, without limitation, by means of an Interpolated Rate)” immediately following the phrase “reasonable means” appearing therein.

(e) Section 2.15(a)(i) of the Credit Agreement is amended to add the phrase “, liquidity” immediately following the phrase “insurance charge” appearing therein.

(f) Section 6.04(k) of the Credit Agreement is amended to delete the amount “$20,000,000” appearing therein and to replace such amount with “$45,000,000”.

(g) Section 6.07 of the Credit Agreement is amended to (i) delete the word “and” appearing at the end of clause (f) thereof, (ii) delete the period appearing at the end of clause (g) thereof and to replace such period with “; and” and (iii) add the following as a new clause (h) thereof:

(h) the Borrower may declare and pay any cash dividend so long as immediately after giving effect (including giving effect on a pro forma basis) to such dividend (i) no Default or Event of Default has occurred and is continuing and (ii) the Borrower would be in compliance with Section 6.14.

(h) Section 6.14(d) of the Credit Agreement is amended to (i) delete the phrase “any of its existing or future U.S. Regulated Insurance Companies, in each case” appearing therein and to replace such phrase with “Integon National Insurance Company (and its successors and assigns)” and (ii) delete the phrase “for such Regulated Insurance Company” appearing therein.

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2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent and (ii) payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and expenses (including, to the extent invoiced, the reasonable fees and expenses of counsel for the Administrative Agent) in connection with this Amendment.

3. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, are true and correct as of the date hereof.

4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except with respect to the subject matter hereof and as set forth herein, each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith, and all of the terms and provisions thereof, are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) Except with respect to the subject matter hereof and as set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

NATIONAL GENERAL HOLDINGS CORP.
(formerly known as American Capital Acquisition Corporation), as the Borrower

By:	/s/ Michael Weiner
Name:	Michael Weiner
Title:	Chief Financial Officer

Signature Page to Amendment No. 2 to

Credit Agreement dated as of February 20, 2013

National General Holdings Corp.

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Administrative Agent

By:	/s/ Hector J. Varona
Name:	Hector J. Varona
Title:	Vice President

Signature Page to Amendment No. 2 to

Credit Agreement dated as of February 20, 2013

National General Holdings Corp.

FIRST NIAGARA BANK, N.A.,
as a Lender

By:	/s/ David Reading
Name:	David Reading
Title:	First Vice President

Signature Page to Amendment No. 2 to

Credit Agreement dated as of February 20, 2013

National General Holdings Corp.

ASSOCIATED BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Liliana Huerta
Name:	Liliana Huerta
Title:	Vice President

Signature Page to Amendment No. 2 to

Credit Agreement dated as of February 20, 2013

National General Holdings Corp.